UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) 06/18/2018

BEMAX INC.

(Exact name of registrant as specified in its charter)

Nevada	333-197756	46-554081
(State or other jurisdiction)	(Commission file number)	(IRS Employer Identification No.)

625 Silver Oak Drive Dallas, GA (Address of principal executive offices)	30132 (Zip Code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On June 18, 2018, the Company's Board of Directors approved and the Company designated 25,000,000 of its authorized preferred stock as Series "A" preferred shares. The Certificate of Designation stated the following:

Voting Rights: One (1) vote per share (vote along with common stock);

Conversion Rights: Each share of Series "A" Preferred is convertible at any time, and from time to time, into six (6) shares of Common Stock following 180 days anniversary of issuance;

Dividend Rights: In the event the Board of Directors declares a dividend on the common stock, each Series "A" Preferred share will be entitled to receive an equivalent dividend as if the Series "A" Preferred Share had been converted into Common Stock prior to the declaration of such dividend. In the event the Common Stock of the Company is split (reverse basis) after the date this Certificate is filed with, and approved by, the Secretary of State of Nevada, then the voting and conversion rights of the Series A Preferred Stock shall not be adjusted to reflect such reverse stock split.

Liquidation Rights: None

Under Nevada corporation law, no shareholder approval was required for the creation of the Series "A" Preferred Stock.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No. Document Description 4 Certificate of Designation (Series A Preferred Stock, filed with Secretary of State of Nevada on June 18, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEMAX INC.

 (Registrant)

Date:  June 20, 2018

By: /s/ Taiwo Aimasiko

President/CEO